UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) Material Compensatory Plan.

As previously disclosed on a Current Report on Form 8-K filed on February 18, 2011, on February 15, 2011, as part of its ongoing review of compensation plans and benchmarking of executive compensation levels, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of The Clorox Company approved an Executive Retirement Plan, which is a defined contribution nonqualified deferred compensation plan. In conjunction with the adoption of the Executive Retirement Plan, on July 29, 2011, the Committee adopted Amendment No.1 (the “Amendment”) to The Clorox Company Supplemental Executive Retirement Plan (the “Prior SERP”). In addition to certain administrative amendments, the Amendment confirms that no new participants will be added to the Prior SERP and freezes the Prior SERP such that under the Prior SERP compensation, for purposes of determining accrued benefits under the Prior SERP, shall disregard any compensation earned for any period of service after June 30, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: August 4, 2011	By:	/s/ Laura Stein
Senior Vice President –
General Counsel